UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2010

SERVIDYNE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange
Suite 300
Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Effective May 1, 2010, a formerly independent Director of Servidyne, Inc. (“Servidyne”) no longer qualified as “independent” pursuant to NASDAQ listing requirements due to an expanding business relationship between Servidyne and the company where such Director serves as an executive officer. As a result, Servidyne’s Board of Directors (the “Board”) as previously composed would have no longer consisted of a majority of independent Directors. In order for the Board to maintain its majority independent director status, Mr. J. Andrew Abrams, a non-independent Director of Servidyne, resigned voluntarily from the Board effective on April 30, 2010. Mr. Abrams resigned from the Board solely to allow Servidyne to continue to meet NASDAQ listing requirements and not as a result of any disagreement with Servidyne or any matter relating to Servidyne’s operations, policies or practices. Mr. Abrams’ role at Servidyne otherwise remains unchanged, and it is contemplated that he will rejoin the Board when a new additional independent Director is identified and elected.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.
Dated: May 5, 2010	By:	/s/ Rick A. Paternostro
Rick A. Paternostro
Chief Financial Officer